Exhibit 10.2

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of August 8, 2013, by and among HARTE-HANKS, INC., a Delaware corporation (the “Borrower”), the lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), and joined in for certain purposes by the Subsidiaries of the Borrower signatory hereto (the “Subsidiary Guarantors”).

WHEREAS, the parties hereto are party to that certain Term Loan Agreement dated as of August 16, 2011 (as amended, the “Term Loan Agreement”);

WHEREAS, the Subsidiary Guarantors are party to that certain Unlimited Guaranty dated as of August 16, 2011 (as amended, the “Subsidiary Guaranty”);

WHEREAS, concurrently herewith, the Borrower is entering into an amendment and restatement of the Existing Revolver Credit Agreement (the “New Revolver Credit Agreement”); and

WHEREAS, each of the Borrower and each Subsidiary Guarantor has requested that the Lenders and the Administrative Agent agree, and Lenders constituting Required Lenders and the Administrative Agent have agreed, on the terms and subject to the conditions set forth herein, to make certain amendments to the Term Loan Agreement and the Subsidiary Guaranty to permit the New Revolver Credit Agreement and to conform to certain amendments being made to the provisions of the New Revolver Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.              Definitions.  Capitalized terms used herein without definition or not amended in this Amendment shall have the meaning assigned to such terms in the Term Loan Agreement.  This Amendment shall constitute a Loan Document under the Term Loan Agreement for all purposes.

2.              Amendments to Term Loan Agreement and Subsidiary Guaranty.

A.                                    Schedules.  Each of the Schedules to the Term Loan Agreement which is attached hereto as a Schedule is hereby deemed amended in its entirety and replaced with the corresponding Schedule attached hereto, all of which updated Schedules must be satisfactory to the Lenders.

B.                                    Schedule 7.05 (Specified Disposition).  Schedule 7.05 attached hereto is hereby added to the Term Loan Agreement as Schedule 7.05 thereto.

C.                                    Exhibit C (Form of Compliance Certificate).  Exhibit C to the Term Loan Agreement is hereby deleted and replaced in its entirety with Exhibit C attached hereto.

D.                                    Adjusted Leverage Ratio.  The definition of “Adjusted Leverage Ratio” in Section 1.01 (Defined Terms) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

““Adjusted Leverage Ratio” means, as at any date of determination, the ratio of (a) Consolidated Funded Indebtedness minus non-restricted cash held by the Borrower or any Subsidiary, as of such date, to (b) Consolidated EBITDA for the Reference Period most recently ended.”

E.                                     Commodity Exchange Act.  The new defined term “Commodity Exchange Act” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.”

F.                                      Excluded Swap Obligation.  The new defined term “Excluded Swap Obligation” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 6.14 and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor, or the grant by such Subsidiary Guarantor of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.”

G.                                    Existing Revolver Credit Agreement.  The definition of “Existing Revolver Credit Agreement” in Section 1.01 (Defined Terms) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

““Existing Revolver Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of August 8, 2013, among the Borrower, Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer thereunder, and the lenders party thereto.”

H.                                   First Amendment Date.  The new defined term “First Amendment Date” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““First Amendment Date” means August 8, 2013.”

I.                                        Obligations.  The definition of “Obligations” in Section 1.01 (Defined Terms) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

““Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Loan Parties arising under any Loan Document or otherwise with respect to the Term Loan, or arising under any Guaranteed Hedge Agreement or any Guaranteed Cash Management Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, however, that the Obligations shall exclude any Excluded Swap Obligations.”

J.                                        Responsible Officer.  The definition of “Responsible Officer” in Section 1.01 (Defined Terms) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

““Responsible Officer” means the chief executive officer, president, senior vice president, executive vice president, vice president (tax), chief financial officer, chief accounting officer, chief operating officer, treasurer or assistant treasurer of the applicable Loan Party, and with respect to any Subsidiary Guarantor, a vice president, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of the applicable Loan Party, provided that the chief financial officer, chief accounting officer or other senior executive financial officer shall execute any covenant compliance related certificates.  Any document delivered hereunder that is signed by a Responsible Officer of the applicable Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of the applicable Loan Party.”

K.                                   Specified Disposition.  The new defined term “Specified Disposition” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““Specified Disposition” means the Disposition set forth on Schedule 7.05 hereto.”

L.                                     Specified Loan Party.  The new defined term “Specified Loan Party” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 6.14).”

M.                                 Swap Obligation.  The new defined term “Swap Obligation” is hereby added to Section 1.01 (Defined Terms) of the Term Loan Agreement in appropriate alphabetical order as follows:

““Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.”

N.                                    Guaranteed Hedge Agreements.  Section 5.05 of the Term Loan Agreement is amended by (i) inserting the following at the end of the Heading of such Section: “;  Guaranteed Hedge Agreements”; and (ii) by inserting the following new clause (d) at the end thereof:

“(d)         As of the First Amendment Date, no Loan Party is a party to any Guaranteed Hedge Agreements.”

O.                                    Certificates; Other Information.  Clause (g) contained in Section 6.02 of the Term Loan Agreement is amended to read in its entirety as follows:

“(g)         promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary (including, without limitation, information and certifications regarding whether the Subsidiary Guarantors constitute “eligible contract participants” as defined in the Commodity Exchange Act and the regulations thereunder) and, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.”

P.                                      Keepwell.  The following new Section 6.13 is added to Article 6 of the Term Loan Agreement:

“6.13      Keepwell.  Absolutely, unconditionally and irrevocably undertake (and the Borrower hereby does so undertake) to provide such funds or other support to each Specified Loan Party with respect to Swap Obligations constituting Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Subsidiary Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Borrower’s undertakings hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of the Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and the Subsidiary Guaranty has been terminated.  The Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

Q.                                    Liens. The word “and” is hereby moved from the end of clause (m) to the end of clause (n) of Section 7.01 (Liens) of the Term Loan Agreement, the period at the end of said Section 7.05 is hereby deleted, and the following new clause (o) is hereby added to said Section 7.01 as follows:

“(o) with respect to any letters of credit issued for the account of the Borrower or any of its Subsidiaries pursuant to the Existing Revolver Credit Agreement, any cash collateral created with respect to any such letter of credit.”

R.                                    Fundamental Changes.  Clause (b)(i) of Section 7.04 (Fundamental Changes) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

“(i)          upon the consummation thereof, such acquisition target would be wholly-owned directly by the Borrower or a wholly-owned Subsidiary (including as a result of a merger or consolidation);”

S.                                      Dispositions.  (1) The words “during the term of this Agreement” are deleted from clause (n) of Section 7.05 (Dispositions) of the Term Loan Agreement and are replaced with the following: “from and after the First Amendment Date”; (2) the word “and” is hereby moved from the end of clause (m) to the end of clause (n) of said Section 7.05, and the following new clause (o) is hereby added to said Section 7.05 as follows:

“(o)         the Specified Disposition;”

and (3) the proviso set forth at the end of said Section 7.05 is hereby deleted and replaced in its entirety with the following proviso:

“provided, however, that any Disposition pursuant to this Section 7.05 (except for Dispositions pursuant to clauses (d), (f), (h), (k), (l), (o) and, solely with respect to Subsidiaries of the Borrower, (m) of this Section 7.05) shall be for fair market value.”

T.                                     Transactions with Affiliates.  (1)  Clause (h) of Section 7.08 (Transactions with Affiliates) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

“(h) the issuance of stock of the Borrower and of options to purchase stock of the Borrower pursuant to any of (w) the Harte-Hanks, Inc. Amended and Restated 1991 Stock Option Plan, (x) the Harte-Hanks, Inc. 2005 Omnibus

Incentive Plan, (y) the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan, or (z) the grant of equity awards to the Chief Executive Officer of the Borrower as disclosed on Form 8-K, dated June 11, 2013, and the exercise of any options or rights granted thereby (including any amendments, modifications or replacements thereof; provided that such amendment, modification or replacement does not substantially change the character of such stock option program) and”, and (2) the following new clause (j) is hereby added to said Section 7.08 as follows:

“and (j) transactions set forth on Schedule 5.18”.

U.                                    Burdensome Agreements.  Clause (b) of Section 7.09 (Burdensome Agreements) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

“(b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person, except as set forth in Section 7.01 of the Existing Revolver Credit Agreement.”

V.                                    Consolidated Leverage Ratio.  Section 7.11(b) (Consolidated Leverage Ratio) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio, as of the end of any fiscal quarter of the Borrower, for the Reference Period then ending to be greater than 2.25:1.00; provided, however, that on a one-time basis only during the term of this Agreement, in the event that the Borrower consummates a purchase or acquisition permitted under Section 7.04(b) that would result, on a pro forma basis (calculated in accordance with Section 7.04(b)(iv)), in a Consolidated Leverage Ratio of 2.00:1.00 or higher (but not above 3.00:1.00), the Borrower may elect that the permitted maximum Consolidated Leverage Ratio be 3.00:1.00 for the fiscal quarter in which such purchase or acquisition is consummated and for the following three consecutive fiscal quarters (after which, the maximum permitted Consolidated Leverage Ratio shall revert to 2.25:1.00); provided, further, that the Borrower shall provide notice to the Administrative Agent that it will be relying upon the temporary increase in the maximum permitted Consolidated Leverage Ratio prior to the consummation of the applicable purchase or acquisition.”

W.                                 Sale and Leaseback.  The words “during the term of this Agreement” are deleted from Section 7.12 (Sale and Leaseback) of the Term Loan Agreement and are replaced with the following: “from and after the First Amendment Date”.

X.                                    Foreign Operations.  Section 7.14 (Foreign Operations) of the Term Loan Agreement is hereby deleted and replaced in its entirety with the following:

“Foreign Operations.  Foreign Subsidiaries of the Borrower, whether direct or indirect, shall not at any time account for more than (i) 20% of Consolidated EBITDA, (ii) 25% of the aggregate consolidated revenue of the Borrower and its Subsidiaries, or (iii) 20% of the aggregate value of the assets of the Borrower and its Subsidiaries.”

Y.                                    Guaranty Keepwell.  The following new paragraph is hereby added after the existing paragraph in Section 4 (Covenants) of the Subsidiary Guaranty:

“Each Guarantor that is a Qualified ECP Guarantor at the time the Guarantee hereunder by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligations as may be needed by such Specified Loan Party from time to time to honor all of its obligations under this Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s undertakings hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this paragraph shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.  For purposes of this paragraph, “Qualified ECP Guarantor” means, at any time, each Guarantor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.”

3.              Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof, upon the satisfaction of each of the following conditions:

A.                                    The receipt by the Administrative Agent of counterparts of this Amendment, duly executed by the Borrower, the Subsidiary Guarantors and the Required Lenders, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower.

B.                                    The receipt by the Administrative Agent of such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers or other duly authorized officers, as the case may be, of each of the Loan Parties as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer or other duly authorized officer thereof authorized to act as a Responsible Officer or other duly authorized officer in connection with this Amendment and the other Loan Documents.

C.                                    The receipt by the Administrative Agent of such other assurances, certificates, documents or consents as the Administrative Agent or the Required Lenders reasonably may require.

D.                                    Arrangements satisfactory to the Administrative Agent for the payment on the First Amendment Date of all accrued fees of the Administrative Agent, the Arranger and the Lenders, as applicable, and expenses of the Administrative Agent and the Arranger required to be paid on or prior to the First Amendment Date shall have been made (including the reasonable fees and expenses of counsel for the Administrative Agent and the Arranger to the extent invoiced at least two (2) Business Days prior to the First Amendment Date, plus such additional amounts of such fees and expenses to be incurred through the closing proceedings within five (5) Business Days after receiving an invoice thereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent)).

4.              Representations and Warranties.  Each of the Loan Parties represents and warrants to the Lenders as follows:

A.                                    The execution, delivery and performance of this Amendment, and each other Loan Document and the transactions contemplated hereby and thereby (i) are within the corporate (or the equivalent company or partnership) authority of such Loan Party, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which such Loan Party is subject or any judgment, order, writ, injunction, license or permit applicable to such Loan Party so as to materially adversely affect the assets, business or any activity of such Loan Party, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of such Loan Party or any agreement or other instrument binding upon such Loan Party.

B.                                    The execution, delivery and performance of this Amendment and each other Loan Document will result in valid and legally binding obligations of such Loan Party enforceable against such Loan Party in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

C.                                    The execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document and the transactions contemplated hereby and thereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

D.                                    The representations and warranties contained in Article V of the Term Loan Agreement are true and correct as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.  For purposes of this clause (D), the representations and warranties contained in Sections 5.05(a) and (b) of the Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively, of the Term Loan Agreement.

E.                                     Both before and after giving effect to this Amendment, no Default or Event of Default under the Term Loan Agreement has occurred and is continuing.

5.              No Waiver.  Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth in this Amendment, to modify any provision of the Term Loan Agreement or the Subsidiary Guaranty, or (ii) give raise to any defenses or counterclaims to the Guaranteed Parties’ right to compel payment of the Obligations when due or to otherwise enforce its respective rights and remedies under the Term Loan Agreement, the Subsidiary Guaranty and the other Loan Documents.

6.              Ratification, etc.  Except as expressly amended hereby, the Term Loan Agreement, the Subsidiary Guaranty, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  This Amendment, as it applies to the Term Loan Agreement, and the Term Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Term Loan Agreement, any other Loan Document or any agreement or instrument related to the Term Loan Agreement shall hereafter refer to the Term Loan Agreement as amended by this Amendment.  This Amendment, as it applies to the Subsidiary Guaranty, and the Subsidiary Guaranty shall hereafter be read and construed together as a single document, and all references in the Term Loan Agreement, the Subsidiary Guaranty, any other Loan Document or any agreement or instrument related to the Subsidiary Guaranty shall hereafter refer to the Subsidiary Guaranty as amended by this Amendment.

Without limiting the generality of the foregoing, the Subsidiary Guarantors hereby acknowledge and agree to the terms and conditions of this Amendment and, by executing this consent, hereby absolutely and unconditionally reaffirm to the Guaranteed Parties that their Guarantee under the Subsidiary Guaranty, as amended by this Amendment, remains in full force and effect and covers, without limitation, all Obligations under the Term Loan Agreement, as amended by this Amendment.

7.              Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

8.              Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.  Any counterpart signed by all parties may be introduced into evidence in any action or proceeding without having to produce or account for the other counterparts.  Likewise, the existence of this Amendment may be established by the introduction into evidence of counterparts that are separately signed, provided they are otherwise identical in all material respects.  This Amendment, to the extent signed and delivered by means of a facsimile machine or other electronic transmission in which the actual signature is evident, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto, each other party hereto or thereto shall re-execute original forms hereof and deliver them to all other parties.  No party hereto shall raise the use of a facsimile machine or other electronic transmission in which the actual signature is evident to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic transmission in which the actual signature is evident as a defense to the formation of a contract and each party forever waives such defense.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Term Loan Agreement as a sealed instrument as of the date first set forth above.

HARTE-HANKS, INC.

By:	/s/ Douglas C. Shepard
Name:	Douglas C. Shepard
Title:	Executive Vice President & Chief
Financial Officer

Acknowledged and Agreed:

HARTE-HANKS SHOPPERS, INC.

SOUTHERN COMPRINT CO.

By:	/s/ Douglas C. Shepard
Name:	Douglas C. Shepard
Title:	Executive Vice President

ABERDEEN GROUP, INC.

HARTE-HANKS DATA SERVICES LLC

HARTE-HANKS DATA TECHNOLOGIES, INC.

HARTE-HANKS DIRECT, INC.

HARTE-HANKS DIRECT MARKETING/BALTIMORE, INC.

HARTE-HANKS DIRECT MARKETING/JACKSONVILLE, LLC

HARTE-HANKS DIRECT MARKETING/KANSAS CITY, LLC

HARTE-HANKS FLORIDA, INC.

HARTE-HANKS LOGISTICS, LLC

HARTE-HANKS MARKET INTELLIGENCE, INC.

HARTE-HANKS RESPONSE MANAGEMENT/AUSTIN, INC.

HARTE-HANKS RESPONSE MANAGEMENT/BOSTON, INC.

HARTE-HANKS STRATEGIC MARKETING, INC.

SALES SUPPORT SERVICES, INC.

By:	/s/ Douglas C. Shepard
Name:	Douglas C. Shepard
Title:	Vice President

HARTE-HANKS STOCK PLAN, INC.

HARTE-HANKS STS, INC.

By:	/s/ Douglas C. Shepard
Name:	Douglas C. Shepard
Title:	President

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

BANK OF AMERICA, NA., as a Lender

By:	/s/ Maria F. Maia
Name:	Maria F. Maia
Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

WELLS FARGO BANK, NA., as a Lender

By:	/s/ Nathan Rantala
Name:	Nathan Rantala
Title:	Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

JPMorgan Chase Bank, N.A., as a Lender

By:	/s/ Laura Woodward
Name:	Laura Woodward
Title:	Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

Compass Bank, as a Lender

By:	/s/ Adrayll Askew
Name:	Adrayll Askew
Title:	Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

COMERICA BANK, as a Lender

By:	/s/ Joey Powell
Name:	Joey Powell
Title:	Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO TERM LOAN AGREEMENT (BOA/HARTE-HANKS 2013)]

Exhibit C

Form of Compliance Certificate

Financial Statement Date:              ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement, dated as of August 16, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Term Loan Agreement;” the terms defined therein being used herein as therein defined), among Harte-Hanks, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Term Loan Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                      The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Term Loan Agreement for the fiscal quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.                                      The undersigned has reviewed and is familiar with the terms of the Term Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by such financial statements.

3.                                      A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                      The representations and warranties of the Borrower contained in Article V of the Term Loan Agreement, and any representations and warranties of the Borrower that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (except to the extent already qualified by materiality which such representations and warranties shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Term Loan Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                      The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                   ,                .

HARTE-HANKS, INC.

By:

Name:

Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 7.11(a) — Consolidated Interest Coverage Ratio.

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Consolidated Interest Charges for Subject Period (Line I.B.5 below):	$

		3.	Income taxes for Subject Period:	$

		4.	Depreciation and depletion expenses for Subject Period:	$

		5.	Amortization expenses for Subject Period:	$

		6.	Lines I.A.1 + 2 + 3 + 4 + 5:	$

	B.	Consolidated Interest Charges for Subject Period:

1.

Interest required to be paid or accrued on Indebtedness of the Borrower (whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease, and including commitment fees, letter of credit fees, agency fees, balance deficiency fees and similar fees or expenses for Subject Period in connection with the borrowing of money or any deferred purchase price obligation):

$

		2.	Non-cash amortization of debt issuance costs:	$

3.

Write-off of deferred financing fees and charges in connection with the repayment of the 2006 Term Loan Agreement and the 2008 Term Loan Agreement, in each case, that are classified as interest under GAAP:

$

		4.	Any prepayment penalties or premiums:	$

		5.	Line I.B.1 — Line I.B.2 — Line I.B.3 — Line I.B.4:	$

	C.	Consolidated Interest Coverage Ratio (Line I.A.6 ÷ Line I.B.5):		to 1.00

Minimum required: 2.75:1.00

II.	Section 7.11(b) — Consolidated Leverage Ratio.

	A.	Consolidated Funded Indebtedness at Statement Date:

1.

The outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including the Obligations under the Term Loan Agreement) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments:

$

	2.	All purchase money Indebtedness:	$

3.

All direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (but excluding the aggregate amount available to be drawn with respect to Letters of Credit (as defined in the Existing Revolver Credit Agreement) outstanding):

$

	4.	All obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business):	$

	5.	Attributable Indebtedness in respect of Capitalized Leases:	$

	6.	Without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in Lines II.A.1-II.A.5 above of Persons other than the Borrower or any of its Subsidiaries:	$

	7.	All Indebtedness of the types referred to in Lines II.A.1-II.A.6 above of any partnership or joint venture other than debt made non-recourse to the Borrower or such Subsidiary:	$

	8.	Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7:	$

B.	Consolidated EBITDA for Subject Period:

	1.	Line I.A.6 above:	$

	2.	Permitted add-backs to EBITDA for all Material Acquisitions consummated during the Subject Period, as permitted pursuant to Section 7.04(b):	$

	3.	Adjusted Consolidated EBITDA (Line II.B.1 + Line II.B.2):	$

C.	Consolidated Leverage Ratio (Line II.A.8 ÷ Line II.B.3):		to 1.00

Maximum permitted: 2.25:1.00(1)

(1)  The maximum permitted Consolidated Leverage Ratio may be temporarily increased to 3.00:1.00 on a one-time basis, for four consecutive fiscal quarters, in accordance with Section 7.11(b).

III.	Adjusted Leverage Ratio.

	A.	1.	Consolidated Funded Indebtedness at Statement Date (Line II.A.8 above):	$

		2.	Non-restricted cash held by Borrower or any Subsidiary at Statement Date:	$

		3.	Line III.A.1 — Line III.A.2:	$

	B.	Adjusted Consolidated EBITDA for Subject Period (Line II.B.3 above):		$

	C.	Adjusted Leverage Ratio (Line III.A.3 ÷ Line III.B):		to 1.00

IV.	Section 6.12(a) — Material Subsidiaries.

	A.	1.	Total assets of the Borrower and Material Subsidiaries at Statement Date:	$

		2.	Consolidated total assets of the Borrower and its Domestic Subsidiaries at Statement Date:	$

		3.	Line IV.A.1 ÷ Line IV.A.2:	%

Minimum required: 90%

	B.	1.	Total revenues of the Borrower and Material Subsidiaries for Subject Period:	$

		2.	Consolidated total revenues of the Borrower and its Domestic Subsidiaries for Subject Period:	$

		3.	Line IV.B.1 ÷ Line IV.B.2:	%

Minimum required: 90%

	C.	1.	EBITDA of the Borrower and Material Subsidiaries for Subject Period, based on Consolidated EBITDA:	$

		2.	EBITDA of the Borrower and its Domestic Subsidiaries for Subject Period, based on Consolidated EBITDA:	$

		3.	Line IV.C.1 ÷ Line IV.C.2:
%
Minimum required: 90%